UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 15, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.01 below with respect to the Transition Services Agreement is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 15, 2016, Customers Bancorp, Inc. ("Customers Bancorp") and its subsidiary, Customers Bank ("Customers Bank," and, together with Customers Bancorp, "Customers") completed the previously announced acquisition by Customers of substantially all of the assets and the assumption of certain liabilities of the One Account Student Checking and Refund Management Disbursement business (the "Disbursement business") from Higher One, Inc. and Higher One Holdings, Inc. (together, "Higher One"). The acquisition was completed pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") dated as of December 15, 2015 between Customers and Higher One.

The transaction contemplates aggregate guaranteed payments to Higher One of $42 million.  The aggregate purchase price payable by Customers is $37 million in cash, with the payments to be made in three installments: (i) $17 million in cash upon the closing of the acquisition, (ii) $10 million upon the first anniversary of the closing and (iii) $10 million upon the second anniversary of the closing.  In addition, concurrently with the closing, the parties have entered into a Transition Services Agreement pursuant to which Higher One will provide certain transition services to Customers through June 30, 2017.  As consideration for these services, Customers will pay Higher One an additional $5 million in cash.  Customers also will be required to make additional payments to Higher One if, during the three years following the closing, revenues from the Disbursements business exceed $75 million in a year.  The possible payment will be equal to 35% of the amount the Disbursements business related revenue exceeds $75 million in each year.

Item 7.01	Regulation FD Disclosure.

On June 16, 2016, Customers issued a press release relating to the closing of the transaction with Higher One described above in Item 2.01, attached hereto as Exhibit 99.1, which is incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any of Customers' reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(a) - (b)  By letter dated May 19, 2016, in response to a request submitted by Customers, the staff of the Securities and Exchange Commission agreed that it would not object to Customers' request to present abbreviated statements of assets and liabilities assumed and revenues and direct expenses relating to the Disbursement business.  Customers will provide this required financial information with respect to the Disbursement business acquisition described in Item 2.01 above by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1
Asset Purchase Agreement dated as of December 15, 2015 by and among Customers Bancorp, Customers Bank, Higher One, Inc. and Higher One Holdings, Inc., incorporated by reference to Exhibit 2.3 to the Customers Bancorp Form 10-K filed with the SEC on February 26, 2016.

10.1	Transition Services Agreement dated as of June 15, 2016 by and among Customers Bancorp, Customers Bank, Higher One, Inc. and Higher One Holdings, Inc.
99.1	Press Release dated June 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: June 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1
Asset Purchase Agreement dated as of December 15, 2015 by and among Customers Bancorp, Customers Bank, Higher One, Inc. and Higher One Holdings, Inc., incorporated by reference to Exhibit 2.3 to the Customers Bancorp Form 10-K filed with the SEC on February 26, 2016.

10.1	Transition Services Agreement dated as of June 15, 2016 by and among Customers Bancorp, Customers Bank, Higher One, Inc. and Higher One Holdings, Inc.
99.1	Press Release dated June 16, 2016.